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                                   EXHIBIT 21

                              THE DIAL CORPORATION
                                   (Delaware)

                        List of Significant Subsidiaries

         None of the Company's subsidiaries constitute "significant subsidiaries" within the meaning of Rule 1-02(w) of Regulation S-X.